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                                                                    EXHIBIT 11.1

                      PROJECT SOFTWARE & DEVELOPMENT, INC.

              STATEMENT RE COMPUTATION OF EARNINGS (LOSS) PER SHARE

                                     Type of Security

COMPANY, FOR THE YEAR ENDED SEPTEMBER 30,
1995:(in thousands, except share and per share data)         Primary      Fully Diluted
                                                            -----------    -----------
Weighted average common shares outstanding ..........         8,530,882      8,530,882
Common stock equivalents ............................           314,864        329,420
                                                            -----------    -----------
                                                              8,845,746      8,860,302
                                                            -----------    -----------
Net income ..........................................       $     5,629    $     5,629
Net income per share ................................       $      0.64    $      0.64

COMPANY, FOR THE YEAR ENDED SEPTEMBER 30,
 1996:(in thousands, except share and per share data)
Weighted average common shares outstanding ..........         9,602,710      9,602,710
Common stock equivalents ............................           449,198        481,571
                                                            -----------    -----------
                                                             10,051,908     10,084,281
                                                            -----------    -----------
Net income ..........................................       $    10,046    $    10,046
Net income per share ................................       $      1.00    $      1.00
COMPANY, FOR THE YEAR ENDED SEPTEMBER 30,
1997:(in thousands, except share and per share data)
Weighted average common shares outstanding ..........         9,787,144      9,787,144
Common stock equivalents ............................           277,124        290,434
                                                            -----------    -----------
                                                             10,064,268     10,077,578
                                                            -----------    -----------
Net income ..........................................       $    11,570    $    11,570
Net income per share ................................       $      1.15    $      1.15
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